Exhibit 99.1

July 6, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549-7561

Gentlemen:

We have read Item 4.01 of Form 8-K/A dated July 6, 2005, of Security Capital Corporation and are in agreement with the statements contained in paragraphs one and three on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Regarding the registrant’s statement concerning our communication to the Company of a material weakness in the Company’s internal controls over financial reporting and the year-end close process, included in the first paragraph on page 2 therein, we had considered such matter in determining the nature, timing and extent of procedures performed in our audit of the registrant’s 2004 financial statements.

/s/ Ernst & Young LLP